                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated August 11, 1995 included in Jones Intercable, Inc.'s Form 10-K for the year ended May 31, 1995 and to all references to our Firm included in this registration statement.


                                       /s/ Arthur Andersen LLP

Denver, Colorado
 September 8, 1995.